UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): July 9, 2009

EPOCH HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9728	20-1938886
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

640 Fifth Avenue, New York, NY	10019
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code: (212) 303-7200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 9, 2009 Epoch Holding Corporation announced that its wholly owned subsidiary, Epoch Investment Partners, Inc. ("Epoch" or the "Company"), a leading investment manager and investment adviser, has entered into a strategic relationship with New York Life Investments, whereby the MainStay Group of Funds will adopt Epoch’s current family of mutual funds (“the Epoch Funds”), subject to the Epoch Funds’ shareholder approval.

The proposed transaction has been approved by the Board of Directors of the Epoch Funds. Epoch will continue to be responsible for the day-to-day investment management of the funds through a sub-advisory relationship, while MainStay Investments (“MainStay”), the retail distribution arm of New York Life Investments, will be responsible for the distribution and administration of the funds.  Upon approval by the shareholders of each of the Epoch Funds, each fund will be co-branded as a “MainStay Epoch” fund.  The four existing Epoch Funds currently have approximately $750 million in assets under management.

In addition, MainStay will become the primary distributor for Epoch’s separately managed account (SMA) business.

A copy of the press release issued by the Company is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

99.1     Press Release dated July 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPOCH HOLDING CORPORATION

By:	/s/ Adam Borak
Name: Adam Borak Title: Chief Financial Officer

Date: July 9, 2009